UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 290-6000

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2016, The Medicines Company (the “Company”) completed its private offering of $402,500,000 aggregate principal amount of its 2.75% convertible senior notes due 2023 (“Notes”) and entered into an indenture (the “Indenture”) with Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), governing the Notes. The aggregate principal amount of Notes sold reflects the exercise in full by the initial purchasers of the Notes of their option to purchase up to an additional $52.5 million in aggregate principal amount of the Notes.

The Company estimates that the net proceeds from the offering, including net proceeds from the exercise in full by the initial purchasers of the Notes of their option to purchase up to an additional $52.5 million in aggregate principal amount of the Notes, will be approximately $390.8 million, after deducting the initial purchasers’ discounts and commissions and the estimated offering expenses payable by the Company.

The Notes will bear cash interest at a rate of 2.75% per year, payable semi-annually on January 15 and July 15 of each year, beginning on January 15, 2017. The Notes will mature on July 15, 2023.

Holders may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding April 15, 2023 only under the following circumstances: (1) during any calendar quarter commencing on or after September 30, 2016 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the ‘‘measurement period’’) in which the trading price (as defined in the Indenture governing the Notes) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) during any period after the Company has issued notice of redemption until the close of business on the scheduled trading day immediately preceding the relevant redemption date; or (4) upon the occurrence of specified corporate events. On or after April 15, 2023, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay cash, shares of the Company’s common stock or a combination thereof, at the Company’s option.

The conversion rate for the Notes will initially be 20.4198 shares of the Company’s common stock per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $48.97 per share of the Company’s common stock. The initial conversion price of the Notes represents a premium of approximately 32.5% to the last reported sale price per share of the Company’s common stock of $36.96 per share on June 6, 2016, the date that the Company priced the private offering of the Notes.

The Company may not redeem the Notes prior to July 15, 2020. The Company may redeem for cash all or any portion of the Notes, at its option, on or after July 15, 2020 if the last reported sale price of its common stock has been at least 130% of the conversion price then in effect on the last trading day of, and for at least 19 other trading days (whether or not consecutive) during, any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

If the Company undergoes a fundamental change (as defined in the Indenture governing the Notes), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are senior unsecured obligations of the Company and will rank senior in right of payment to the Company’s future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other liabilities (including trade payables) incurred by the Company’s subsidiaries.

The Indenture governing the Notes contains customary events of default with respect to the Notes, including that upon certain events of default (including the Company’s failure to make any payment of principal or interest on the Notes when due and payable) occurring and continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders (subject to the provisions of the Indenture) shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving the Company or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The above description of the Indenture is not complete. Investors should read the terms of the Indenture, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 above is incorporated herein by reference.

On June 6, 2016, the Company entered into capped call transactions with one or more of the initial purchasers of the Notes or their respective affiliates or other financial institutions (the “Option Counterparties”). In connection with the exercise in full by the initial purchasers of their option to purchase up to an additional $52.5 million in aggregate principal amount of the Notes, on June 7, 2016, the Company entered into additional capped call transactions with the Option Counterparties. The Company is using approximately $33.9 million of the net proceeds from the offering to pay the cost of the capped call transactions.

The capped call transactions are expected to reduce the potential dilution with respect to shares of the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, if the market price of the Company’s common stock is then greater than the strike price of the capped call transactions.  Such reduction of potential dilution or offset of cash payments is subject to a cap based on the cap price of the capped call transactions.

The Notes and the underlying shares of the Company’s common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes were offered and sold to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and were resold by the initial purchasers only to qualified institutional buyers in accordance with Rule 144A under the Securities Act.

The above description of the Capped Call Transactions is not complete. Investors should read the terms of the Capped Call Confirmations, filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

Item 8.01. Other Events.

The Company used, or will use, approximately $325 million of the net proceeds of the offering to repurchase approximately $220 million aggregate principal amount of its 1.375% convertible senior notes due 2017 in privately negotiated transactions effected through one of the initial purchasers of the Notes. In addition, following the offering, the Company may from time to time repurchase additional 2017 notes and may use net proceeds from the offering to make such repurchases. Any future repurchases could affect the market price of the Company’s common stock or the Notes.

Safe Harbor

Statements contained in this Form 8-K about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the anticipated use of the proceeds of the offering, and whether and in what amount the Company may repurchase 2017 notes, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on May 9, 2016, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1 Indenture (including Form of Notes), dated as of June 10, 2016, by and between The Medicines Company and Wells Fargo Bank, National Association, a national banking association, as Trustee.

10.1 Base Capped Call Transaction Confirmation, dated as of June 6, 2016, by and between The Medicines Company and Goldman, Sachs & Co.

10.2 Base Capped Call Transaction Confirmation, dated as of June 6, 2016, by and between The Medicines Company and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association.

10.3 Base Capped Call Transaction Confirmation, dated as of June 6, 2016, by and between The Medicines Company and Bank of America.

10.4 Additional Capped Call Transaction Confirmation, dated as of June 7, 2016, by and between The Medicines Company and Goldman, Sachs & Co.

10.5 Additional Capped Call Transaction Confirmation, dated as of June 7, 2016, by and between The Medicines Company and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association.

10.6 Additional Capped Call Transaction Confirmation, dated as of June 7, 2016, by and between The Medicines Company and Bank of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2016		THE MEDICINES COMPANY

	By:	/s/ Stephen M. Rodin
	Name:	Stephen M. Rodin

	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture (including Form of Notes), dated as of June 10, 2016, by and between The Medicines Company and Wells Fargo Bank, National Association, a national banking association, as Trustee.

10.1	Base Capped Call Transaction Confirmation, dated as of June 6, 2016, by and between The Medicines Company and Goldman, Sachs & Co.

10.2	Base Capped Call Transaction Confirmation, dated as of June 6, 2016, by and between The Medicines Company and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association.

10.3	Base Capped Call Transaction Confirmation, dated as of June 6, 2016, by and between The Medicines Company and Bank of America.

10.4	Additional Capped Call Transaction Confirmation, dated as of June 7, 2016, by and between The Medicines Company and Goldman, Sachs & Co.

10.5	Additional Capped Call Transaction Confirmation, dated as of June 7, 2016, by and between The Medicines Company and J.P. Morgan Securities LLC, as agent for JPMorgan Chase Bank, National Association.

10.6	Additional Capped Call Transaction Confirmation, dated as of June 7, 2016, by and between The Medicines Company and Bank of America.